UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2016

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2016, U.S. Bancorp (the "Company") announced the appointment of Terrance R. Dolan, the Company’s Vice Chairman, Wealth Management and Securities Services, to the position of Vice Chairman and Chief Financial Officer, effective August 1, 2016. Mr. Dolan will succeed Kathleen A. Rogers, the Company’s current Vice Chairman and Chief Financial Officer, who has informed the Company that she plans to step down from her position at that time. Ms. Rogers will remain with the Company in another role.

The terms of Mr. Dolan’s compensation for his new position have not been determined at this time.

Mr. Dolan and certain of his family members have engaged in lending and other ordinary banking transactions with our banking subsidiaries. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to our banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

A copy of the press release issued by the Company on June 13, 2016, for this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated June 13, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

June 13, 2016	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 13, 2016.